SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 30, 2004

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Commission File Number: 000-30713

Delaware	77-0416458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On April 30, 2004, Intuitive Surgical, Inc. (the “Company”) purchased the real property located at 950 Kifer Road, Sunnyvale, California 94086 from RNM Technology Drive, L.P. for approximately $19.9 million in cash. The Company intends to continue to use these premises for the Company’s corporate headquarters. The source of funds for the acquisition was the Company’s cash, cash equivalents and short-term investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: May 4, 2004	By	/s/ Lonnie M. Smith
	Name:	Lonnie M. Smith
	Title:	Chief Executive Officer